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                   Agis Industires (1983) Ltd. (the "Company")
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                                                                   March 2, 2005



To:                                       To:

The Tel-Aviv Stock Exchange               The Israeli Securities Authority

Ehad- Ha'am 54                            Kanfei Nesharim 22

Tel-Aviv                                  Jerusalem 95464

www.tase.co.il                            www.isa.gov.il



Via: The MAGNA system



                  Re: Immediate Report - Dividend Distribution



In a Board of Director's meeting held on March 2, 2004 it was decided to distribute to the Company's shareholders (not including the stock held by the Company's Subsidiaries - Agis Commercial Agencies (1989) Ltd and Neka Marketing
(1983) Ltd.) interim dividends in the amount of 2 NIS for each share, in an aggregate amount of 54,787,410 NIS in cash.

The dividends are distributed from the Company's profits in the years 1994, 1995 and 1998 (an amount of 42,362,203 NIS) and from dividends received from Careline (Framagis) Ltd. (an amount of 12,425,207 NIS).

Dividends are distributed from the remaining undistributed Company's profits as per the Company's financial statements dated September 30, 2004.

The remaining Company's profits, as defined in section 302 of the Company's Law 1999 after the distribution of dividends are in the amount of 639,348,000 NIS.

The number of the Company's dormant shares that are not entitled to a dividend payment are: 3,932,411 shares.

The following are data regarding the dividend cash distribution:

Effective date:             March 15, 2005

X day:                      March 16, 2005

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Payment date:               March 31, 2005

Capital percentage:         200%

Estimated tax:              16.9%



Sincerely,

Rafael Labelle

CEO